Exhibit 99.1

Media Contacts:
Telkonet Investor Relations, 240.912.1811, ir@telkonet.com

For Immediate Release

Telkonet Announces Equity Financing, Conversion of Board Fees, and Year-end Earnings Call

August 9, 2010: Milwaukee, WI – Telkonet, Inc. (OTCBB: TKOI), a Clean Technology company that develops and manufactures proprietary energy management and SmartGrid networking technology, announced today that it has closed the private placement announced on August 6, 2010, raising $1.335 million in gross proceeds through the private placement of the Company’s Series B Convertible Redeemable Preferred Stock and Warrants to purchase Common Stock.

The investors purchased an aggregate of 267 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (“Series B”) at a price per share of $5,000, and were issued warrants (“Warrants”) to purchase an aggregate of 5,134,626  shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Each Series B share is convertible into approximately 38,461 shares of Common Stock at a conversion price of $0.13 which is equal to the closing bid price of a share of Common Stock on August 4. 2010.  The Warrants have an exercise price of $0.13, which is equal to the closing bid price of a share of Common Stock on August 4. 2010.

Except as specifically provided or as otherwise required by law, the Series B shares will vote together with the Common Stock and the Company’s Series A Convertible Redeemable Preferred Stock on an as-if-converted basis and not as a separate class.  Each Series B share will have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such shares of Series B.

Telkonet also announced today that it has entered into agreements with each of (i) Warren V. Musser, (ii) Thomas C. Lynch, (iii) Seth Blumenfeld, (iv) Thomas M. Hall and (v) Anthony J. Paoni pursuant to which each agreed to convert outstanding indebtedness of the Company, owed to such individual for service as a member of the Company’s board of directors, into shares of Common Stock of the Company.  By entering into these agreements, Telkonet has eliminated $951,000 in balance sheet liabilities.

Additionally, as previously announced by the Company, Richard J. Leimbach , the Company’s Chief Financial Officer, will be leaving the Company to pursue other opportunities.  In connection with Mr. Leimbach’s resignation from his position as Chief Financial Officer, the Company and Mr. Leimbach entered into a Transition Agreement and Release on August 4, 2010, which provides that, among other things, Mr. Leimbach provided his services to the Company as an employee until June 30, 2010 and on a transition basis during the during the period July 1 through August 6, 2010.  Following August 6 and for the ensuing two month period, Mr. Leimbach will be paid a severance benefit and a health care reimbursement should he elect COBRA coverage. Mr. Leimbach will also receive an award of 333,333 shares of the Company’s Common Stock.

Telkonet also announced today that it will hold a conference call to discuss 2010 second quarter results for the period ended June 30, 2010. The conference call will take place at 4:30 p.m. Eastern Daylight Time on Monday, August 16, 2010.  Interested parties should dial 866-893-4204 (US/Canada) or (706) 758-7105 (internationally). Please use 92235322 as the conference confirmation number. There will be a replay of the call available until September 16, 2010 on the Investor Relations page of the Telkonet website at http://www.telkonet.com/investors/investor.php.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned in this release. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.

About Telkonet

Telkonet is one of the market-leading Clean Technology companies providing integrated, centrally managed energy management and SmartGrid networking solutions to the emerging $50 billion SmartGrid and Energy Efficiency markets. Telkonet is one of the top three occupancy-based energy management control providers in each of the hospitality, commercial, military, healthcare, and education markets. The Company’s in-room energy management systems are lowering heating and cooling costs in over 205,000 rooms and are an integral part of various utilities’ green energy efficiency and rebate programs.
www.telkonet.com

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Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).